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                                                                   EXHIBIT 10.26


                                 AMENDMENT NO. 3

                           Dated as of March 25, 1997

              This AMENDMENT among U.S. HOMECARE CORPORATION AND ITS SUBSIDIARIES LISTED IN ANNEX 1 HERETO (collectively, the "Borrowers" and each, individually, a "Borrower"), the banks parties to the Credit Agreement referred to below (the "Banks"), and THE CHASE MANHATTAN BANK (successor by merger to The Chase Manhattan Bank, N.A.), as agent (the "Agent") for the Banks thereunder.

              PRELIMINARY STATEMENT.

              A. The Borrowers, the Banks and the Agent have entered into an Amended and Restated Credit Agreement dated as of October 6, 1995, as amended by Amendment No. 1 dated as of October 31, 1996, and Amendment No. 2 dated as of November 14, 1996 (said Credit Agreement, as so amended, being hereinafter referred to as the "Credit Agreement"; the terms defined therein being used herein as therein defined unless otherwise defined herein).

              B. Pursuant to the Credit Agreement, the Borrowers are indebted to the Banks under the Notes in the aggregate principal amount of $5,065,802.29, as of the date hereof (the "Indebtedness"), which Indebtedness is owed by the Borrowers to the Banks without offset, defense or counterclaim of any kind, nature or description. As security for such Indebtedness, the Borrowers have heretofore granted to the Banks a first priority security interest in all the Borrowers' assets (such security interest having been partially released by the Banks pursuant to the Partial Release Letter), whether now owed or hereafter acquired, wherever located of any kind, nature or description, tangible or intangible, including without limitation, the Borrowers' accounts receivable, inventory, equipment, and general intangibles, and such security interests and liens granted by the Borrowers to the Banks are, subject to the terms of the Partial Release Letter, hereby reacknowledged and confirmed by the Borrowers.

              C. The Borrowers, the Banks and the Agent have agreed to amend the Credit Agreement as hereinafter set forth.

                        SECTION 1. Amendments. The Credit Agreement is, effective as of the date hereof and subject to the satisfaction of the conditions precedent set forth in Section 2 hereof, hereby amended as follows:

              (a) The following definitions contained in Section 1.1 of the Credit Agreement are amended and restated in full to read as follows:

                     "Current Liabilities" means all liabilities of the Borrowers treated as current liabilities in accordance with GAAP, including without limitation (a) all obligations payable on demand or within one year after the date in which the determination is made and
         (b) installment and sinking fund payments required to be made within one year after the date on which determination is made, but excluding
         (i) the Restructuring Reserve, (ii) current maturities of long term debt (including the
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         Junior Debt and debt under this Agreement), and (iii) all such liabilities or obligations which are renewable or extendable at the option of any Borrower to a date more than one year from the date of determination.

                     "Interest Coverage Ratio" shall mean, for any Person, as at the end of any fiscal quarter, the ratio of (a) to (b) where (a) is equal to (i) EBITDA (but not including in such calculation any adjustments included in EBITDA during the relevant period, with respect to any prior periods, relating to Medicare/Medicaid, discontinued operations or other matters of such Person) of such Person for such fiscal quarter, less (ii) Capital Expenditures of such Person for such fiscal quarter, and (b) is equal to the Interest Expense of such Person for such fiscal quarter.

                     "Margin" means (a) for the period up to and including June 30, 1997, two percent (2%), (b) for the period from and including July 1, 1997 to and including September 30, 1997, three percent (3%), and
         (c) thereafter, four percent (4%); provided, however, that so long as no Default or Event of Default then exists, when the aggregate Commitments of the Banks are equal to $5,000,000 or less, the Margin shall be one-half percent (1/2%) less than the Margin that would otherwise be in effect.

                     "Termination Date" means (i) January 2, 1998; provided that if such date is not a Banking Day, the Termination Date shall be the next succeeding Banking Day, or (ii) the earlier date of termination in whole of the Commitments pursuant to Section 2.7 or Section 9.2, or otherwise.

                     "Warrants" means those certain warrants in the form of Exhibit L to be delivered by the Parent to the Banks under the terms of this Agreement and any additional warrants from time to time delivered by the Parent to the Banks in connection with this Agreement.

                     (b) Article 8 is amended and restated in its entirety to read as follows:

                         ARTICLE 8. FINANCIAL COVENANTS.

                     So long as any of the Notes shall remain unpaid or any Bank shall have any Commitment under this Agreement:

                     Section 8.1 Minimum Earnings. The Borrowers shall maintain on a consolidated basis at all times as of the end of each calendar month EBITDA of not less than 90% of the projected EBITDA for such month as set forth in the Borrowers' business plan dated October 23, 1996.

                     Section 8.2 Capital Expenditures. The Borrowers shall not make or permit to be made Consolidated Capital Expenditures during any fiscal year of the Borrowers to exceed in the aggregate $500,000.
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                     Section 8.3 Current Ratio. The Borrowers shall maintain at all times as of the end of each fiscal quarter a ratio of Consolidated Current Assets to Consolidated Current Liabilities of not less than
         1.25 to 1.0.

                     Section 8.4 Interest Coverage Ratio. The Borrowers shall maintain at all times as of the end of each fiscal quarter on a consolidated basis an Interest Coverage Ratio of not less than 2.5 to 1.0.

                     (a) The following new Subsection (d) is added at the end of
         Section 2.11:

                     (d) Extension Fee. The Borrowers shall pay to the Agent for the ratable benefit of the Banks an extension fee in the amount of $35,000, which shall be fully earned by the Banks on March 31, 1997, and which shall be payable on the Termination Date.

                     (d) A new Section 6.13 is added as follows:

                     Section 6.13. Amendment to Purchase Agreement. By March 31, 1997, enter into an amendment to the Purchase Agreement extending the maturity date thereof to January 2, 1998, which amendment shall modify the Purchase Agreement consistent with the terms of that certain memorandum Re: Terms and Conditions Addendum for Contract Extension to U.S. HomeCare Receivables Purchasing Program, dated March 12, 1997, by and between The Chase Manhattan Bank and the Parent and which amendment shall be satisfactory to the Banks.

                     (e) A new Section 6.14 is added as follows:

                     Section 6.14. Corporate Status. By April 30, 1997, with respect to each of U.S. Homecare Medical Equipment Corp., U.S. Homecare Infusion Therapy Products Corporation, U.S. HomeCare Infusion Therapy Services Corporation of Connecticut, U.S. Homecare Corporation of the MidAtlantic Region and U.S. Homecare Corporation of Michigan (the "Inactive Borrowers"), either (i) take affirmative steps to cause such Inactive Borrower's dissolution or (ii) cause such Inactive Borrower to be in good standing under the laws of its jurisdiction of incorporation and each other state in which it is required to qualify to do business as a foreign corporation, and provide copies of good standing certificates from the relevant states to the Banks. As soon as available, the Borrowers will provide the Banks with copies of certificates of dissolution for each of the Inactive Borrowers dissolved in accordance with clause (i) of this Section 6.14.

                     (f) Subsection 6.8(m) is deleted in its entirety, and the following subsections relettered accordingly.

                     (g) The corporations listed on Schedule 1(g) to this Amendment (the "Dissolved Borrowers") shall cease to be "Borrowers" under the Credit Agreement and the other Facility Documents in all respects. Notwithstanding the foregoing, the
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Agent and the Banks shall have no obligation to release their security interests in and security interest filings against the assets of the Dissolved Borrowers, and nothing contained herein shall be construed to constitute such a release.

              (h)  A new Section 7.15 is added as follows:

                  Section 7.15. Inactive Borrowers. Unless the Borrowers have elected pursuant to Section 6.14 to return such Inactive Borrower to good standing, transfer assets or liabilities to any Inactive Borrower or cause any such Inactive Borrower to generate accounts receivable.

              SECTION 2. Conditions of Effectiveness. This Amendment shall become effective when, and only when, the Agent shall have received counterparts of this Amendment executed by the Borrowers and all of the Banks , except that Sections 1 and 2 hereof shall become effective when, and only when, the Agent shall have additionally received all of the following documents, each document (unless otherwise indicated) being dated the date of receipt thereof by the Agent (which date shall be the same for all such documents), in form and substance satisfactory to the Banks:

              (a) Certified copies of (i) the resolutions of the Board of Directors or Executive Committee of each Borrower approving this Amendment and the matters contemplated hereby, and (ii) all documents evidencing other necessary corporate action and governmental approvals, if any, with respect to this Amendment and the matters contemplated hereby, (iii) all waivers and amendments with respect to the Junior Debt concerning the matters covered by this Amendment, which shall include an amendment to the Junior Debt documents extending the maturity date thereof to January 15, 1998, (iv) an executed copy of that certain memorandum Re: Terms and Conditions Addendum for Contract Extension to U.S. HomeCare Receivables Purchasing Program, dated March 12, 1997, by and between The Chase Manhattan Bank and the Parent, and (v) management-prepared financial statements as of December 31, 1996.

              (b) A certificate of the Secretary or an Assistant Secretary of each Borrower certifying the names and true signatures of the officers of such Borrower authorized to sign this Amendment and the other documents to be delivered hereunder.

              (c) A favorable opinion of Brobeck, Phleger & Harrison LLP, counsel for the Borrowers, to the effect that this Amendment and each and every other document delivered by any of the Borrowers have been duly authorized, executed and delivered by such Borrowers, and constitute the legal, valid and binding obligations of such Borrowers, enforceable against such Borrowers in accordance with their respective terms, and as to such other matters as the Agent may reasonably require.

              (d) A certificate signed by a duly authorized officer of each Borrower stating that:
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                    (i)  The representations and warranties contained in Section
         3 hereof are correct on and as of the date of such certificate as though made on and as of such date, and

                    (ii) After giving effect to the terms of the Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

              (e) Results of a recent field examination by the Banks of the Borrowers' assets, liabilities, books and records.

              (f) Additional warrants, in the same form and containing the same strike price as the Warrants dated as of October 6, 1995 (the "Existing Warrants"), granting the Banks the ratable rights to purchase 89,000 shares of the Parent (the "Additional Warrants"). The Additional Warrants will contain a provision granting the Banks the rights to purchase the following additional shares of the Parent on the following dates if the Parent has not received by such dates either a bona fide letter of intent for a merger or consolidation involving the Parent or the purchase of substantially all of the stock of the Borrowers or the Parent or substantially all of their assets or a bona fide commitment to refinance the Loans: (i) on June 30, 1997, the rights to purchase 44,500 shares of the Parent, and (ii) on September 30, 1997, the rights to purchase 44,500 shares of the Parent. The registration statement covering the shares issuable upon exercise of the Existing Warrants that is to be filed within 30 days following completion of the Parent's audited financial statements for the year ended December 31, 1996 (but in no event later than April 30, 1997) shall also cover all shares issuable upon exercise of the Additional Warrants.

              (g) Amendment No. 1 to the Registration Rights Agreement, dated October 6, 1995, among the Parent and the Banks.

              (h) Notice Letter from the Parent, notifying the holders of the Existing Warrants of the current strike price and number of shares issuable upon exercise thereof and reaffirming the continuing validity of the Existing Warrants and the obligations of the Parent thereunder.

              (i)  Amendment No. 1 to the Existing Warrants.

              (j) Payment of a $40,000 extension fee to the Agent for the ratable benefit of the Banks, which shall be fully earned by the Banks on the date so paid.

                  SECTION 3. Representations and Warranties of the Borrowers. Each Borrower represents and warrants as follows:

              (a) Such Borrower is a corporation duly organized and validly existing under the laws of the jurisdiction of its incorporation.

              (b) The Dissolved Borrowers, on their respective dates of dissolution, possessed no material assets and no material liabilities. The Inactive Borrowers possess no
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material assets and no material liabilities. None of the Dissolved Borrowers or the Inactive Borrowers generate accounts receivable.

              (c) The execution, delivery and performance by such Borrower of this Amendment and the Facility Documents, as amended hereby, to which it is or is to be a party are within such Borrower's corporate powers, have been duly authorized by all necessary corporate action and do not contravene (i) such Borrower's charter or by-laws, (ii) any contractual restriction binding on or affecting such Borrower, or result in, or require, the creation or imposition of any mortgage, deed of trust, pledge, lien, security interest or other charge, encumbrance or preferential arrangement of any nature upon or with respect to any of the properties now owned or hereafter acquired by such Borrower, or (iii) to the best of such Borrower's knowledge, any law.

              (d) No authorization, approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for the due execution, delivery and performance by such Borrower of this Amendment or any of the Facility Documents, as amended hereby, to which it is or is to be a party.

              (e) This Amendment and each of the other Facility Documents as amended hereby, to which such Borrower is a party constitute legal, valid and binding obligations of such Borrower enforceable against such Borrower in accordance with their respective terms.

              (f) To the best of such Borrower's knowledge, the Security Agreement constitutes valid and perfected first priority security interests and liens in and to the Collateral covered thereby enforceable against all third parties in all jurisdictions and secure the payment of all obligations of such Borrower under the Facility Documents, as amended hereby, and the execution, delivery and performance of this Amendment do not adversely affect the aforesaid security interests and liens of such Security Agreement.

              (g) There is no pending or threatened action or proceeding affecting such Borrower or any of its Subsidiaries before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition or operations of such Borrower or any Subsidiary or which purport to affect the legality, validity or enforceability of this Amendment or any of the other Facility Documents, as amended hereby.

              (h) After giving effect to the terms of the Amendment, no event has occurred and is continuing which constitutes a Default or an Event of Default.

                 SECTION 4. Reference to and Effect on the Facility Documents.

              (a) Upon the effectiveness of Sections 1 and 2 hereof, on and after the date hereof each reference in the Credit Agreement to "this Agreement," "hereunder," "hereof," "herein" or words of like import, and each reference in any Facility Documents to the Credit Agreement or any other Facility Document, shall mean and be a reference to the Credit Agreement or such other Facility Document as amended hereby.
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              (b)  Except as specifically amended above, the Credit Agreement and the other Facility Documents shall remain in full force and effect and are hereby ratified and confirmed. Without limitation to the foregoing, each of the Borrowers hereby confirms that the removal of the Dissolved Borrowers from the Borrowers hereunder shall not affect its obligations under the Credit Agreement and the other Facility Documents, which are continuing obligations of such Borrower. Without limiting the generality of the foregoing, the Pledge Agreements and all of the Pledged Collateral described therein, and the Security Agreement and all of the Collateral described therein, do and shall continue to secure the payment of all Obligations, in each case as amended hereby.

              (c) The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of the Agent or any Bank under any of the Facility Documents, nor constitute a waiver of any provision of any of the Facility Documents.

              (d) The Agent and the Banks are under no obligation to enter into this Amendment. The Agent's and the Banks' entering into this Amendment shall not be deemed to limit or hinder any rights of the Agent or any Bank under the Credit Agreement, nor shall it be deemed to create or infer a course of dealing between the Agent or any Bank and the Parent or any of the other Borrowers with regard to any provision of the Credit Agreement.

                 SECTION 5. Costs, Expenses and Taxes. The Borrowers jointly and severally agree to pay on demand all costs and expenses of the Agent and the Banks in connection with the preparation, execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Agent and the Banks with respect thereto and with respect to advising the Agent and the Banks as to their rights and responsibilities hereunder and thereunder. The Borrowers further jointly and severally agree to pay on demand all costs and expenses, if any (including, without limitation, reasonable counsel fees and expenses), in connection with the enforcement (whether through negotiations, legal proceedings or otherwise) of this Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, reasonable counsel fees and expenses in connection with the enforcement of rights under this Section 5. In addition, the Borrowers shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Agent and the Banks harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

                 SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument.
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                           SECTION 7. Governing Law. This Amendment shall be
governed by, and construed in accordance with, the laws of the State of New
York.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written..


                                       Borrowers:

                                       U.S. HOMECARE CORPORATION AND ITS
                                       SUBSIDIARIES LISTED ON ANNEX 1 HERETO


                                       By: _____________________________________
                                           Name:
                                           Vice President of each of the above
                                           corporations


                                       Banks:

                                       THE CHASE MANHATTAN BANK (successor by
                                       merger to The Chase Manhattan Bank, N.A.)


                                       By: _____________________________________
                                           John Hariaczyi
                                           Vice President



                                       CREDITANSTALT BANKVEREIN


                                       By: _____________________________________
                                           A. W. Seidel
                                           Vice President

                                       By: _____________________________________
                                           Peter Halter
                                           Vice President
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                                       Agent:

                                       THE CHASE MANHATTAN BANK (successor by
                                       merger to The Chase Manhattan Bank, N.A.)


                                       By: _____________________________________
                                           John Hariaczyi
                                           Vice President

                                     ANNEX 1



U.S. HOMECARE CORPORATION, AFFILIATED HOME CARE OF WESTCHESTER, INC., U.S. HOMECARE CORPORATION OF NORTHERN WESTCHESTER, U.S. HOMECARE CORPORATION OF MANHATTAN, U.S. HOMECARE CORPORATION OF THE BRONX, U.S. HOMECARE CERTIFIED CORPORATION OF NEW YORK, U.S. HOMECARE CORPORATION OF ALBANY, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF NEW JERSEY, U.S. HOMECARE CORPORATION OF CONNECTICUT, U.S. HOMECARE CERTIFIED CORPORATION OF CONNECTICUT, U.S. HOMECARE CORPORATION OF PENNSYLVANIA, U.S. HOMECARE CERTIFIED CORPORATION OF PENNSYLVANIA, U.S. HOMECARE MEDICAL EQUIPMENT CORP., U.S. HOMECARE INFUSION THERAPY PRODUCTS CORPORATION, U.S. HOMECARE INFUSION THERAPY SERVICES CORPORATION OF CONNECTICUT, U.S. HOMECARE CORPORATION OF THE MIDATLANTIC REGION, U.S. HOMECARE CORPORATION OF MICHIGAN

SCHEDULE 1(G)

DISSOLVED BORROWERS

Florida Corporations:

U.S. Homecare Corp. of South Florida
U.S. Homecare Certified Corp. of Florida
U.S. Homecare Infusion Therapy Corp. of Florida

California Corporation:

U.S. Homecare Corporation of California